UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2006

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

OUTSIDE COMMON STOCK DIRECTOR COMPENSATION PROGRAM:

On June 14, 2006, pursuant to a recommendation from the corporate governance and nominating committee, our board of directors adopted the following two changes to our compensation program for non-management directors who are elected by the holders of our common stock, known as outside common stock directors:

(A) The annual grant of options to purchase 20,000 shares of common stock was eliminated, and instead the outside common stock directors will receive an annual grant of 8,000 restricted shares of common stock. The restricted stock grants will be made immediately following each regular annual meeting of shareholders, and will vest one year following the date of grant.

(B) The annual retainer for outside common stock directors was increased from $40,000 to $50,000.

These changes will be effective as of the annual meeting of shareholders on June 21, 2006. Five of the nine members of our board of directors are outside common stock directors; the other four directors do not receive any compensation from our company for their services as directors. As a result of these changes, our total estimated annual expense for director compensation (based on an assumed stock price of $11.50 per share for the restricted stock on the date of grant) will decrease by approximately $90,000 per year.

The revised compensation program for our outside common stock directors, effective June 21, 2006, is as follows:

1. Cash compensation for service on the board of directors: $50,000 per annum (paid quarterly)

2. Additional cash compensation for service on committees of the board of directors and as non-executive chairman of the board of directors:

• $12,000 per annum (paid quarterly) for serving as chairman of human resources and compensation committee and the corporate governance and nominating committee
• $20,000 per annum (paid quarterly) for serving as chairman of audit committee and $10,000 per annum (paid quarterly) for serving as a non-chairman member of the audit committee
• $32,000 per annum (paid quarterly) for serving as non-executive chairman of the board of directors

3. Restricted stock grants: Annual grants of 8,000 shares of restricted stock, vesting one year following the date of grant, issued immediately following the annual meeting of shareholders.

4. Fees and expenses: We reimburse all non-employee directors for costs and expenses in connection with their attendance at meetings of the board of directors and committees. We do not pay any additional fees for attending meetings of the board of directors or committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

June 20, 2006	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel & Secretary